Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Ryan Greenier, Vice President, Investor Relations

217-788-5738

HORACE MANN REPORTS FIRST QUARTER 2014

OPERATING EPS OF $0.65

•	Solid first quarter earnings results across all business segments
•	First quarter operating income per diluted share of $0.65
•	Book value per share excluding the fair value adjustment for investments of $24.27, up 8% compared to a year ago

SPRINGFIELD, Ill., April 24, 2014 -- Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three months ended March 31, 2014:

Horace Mann Financial Highlights
	Three months ended March 31,
($ in millions, except per share amounts)	2014	2013	Change
Total revenues	$261.2	$ 254.6	2.6%
Net income	28.4	27.0	5.2%
Net income per diluted share	0.67	0.66	1.5%
Operating income*	27.3	22.6	20.8%
Operating income per diluted share*	0.65	0.55	18.2%
Book value per share	29.47	31.81	-7.4%
Book value per share excluding the fair value adjustment for investments*	24.27	22.38	8.4%
Property and Casualty segment net income	14.0	10.2	37.3%
Property and Casualty combined ratio	93.7%	97.2%	-3.5	pts
Property and Casualty underlying combined ratio*	92.1%	95.4%	-3.3	pts
Annuity segment net income	$ 12.3	$ 11.1	10.8%
Life segment net income	3.9	4.3	-9.3%

* These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). They are reconciled to the most directly comparable GAAP measures in the supplemental numerical pages of this document. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.

“Horace Mann’s first quarter operating income was $0.65 per diluted share, led by strong property and casualty results, as well as solid earnings in our annuity and life segments,” said Horace Mann’s President and CEO Marita Zuraitis. “Compared to a year ago, the property and casualty combined ratio improved 3.5 points to 93.7%, reflecting improvement in the underlying underwriting margin, including winter weather-related losses. In our annuity segment, assets under management increased 10% over the 12 months, and the interest spread was better than expected. For the life segment, net income decreased primarily due to higher mortality losses. Top line metrics across all three business segments were strong. Property and casualty written premiums were up 4%, annuity sales increased 19% and life sales continued to be strong.”

Property and Casualty Segment

The property and casualty segment recorded net income of $14.0 million for the current quarter compared to $10.2 million for the same period in 2013. The total property and casualty combined ratio of 93.7% was 3.5 percentage points lower than the first quarter of 2013. The underlying property and casualty combined ratio of 92.1% decreased 3.3 percentage points compared to the prior year quarter, primarily reflecting improvement in the current accident year auto loss ratio. The auto underlying combined ratio of 100.1% improved 4.7 points compared to last year’s first quarter, driven by a 5.1 point improvement in the underlying loss ratio. Pretax catastrophe losses in the current quarter of $6.3 million, or 4.4 points, increased $0.6 million, or 0.2 points, compared to a year ago and the property underlying combined ratio was consistent with last year’s first quarter. Favorable prior years' reserve development of $4.0 million, or 2.8 points, was recorded in the first quarter, compared to $3.3 million, or 2.4 points, of favorable development recorded in the prior year.

Total property and casualty written premiums of $137.2 million increased 4% compared to the three months ended March 31, 2013. The growth was driven by increases in average premium per policy for both auto and property accompanied by reductions in catastrophe reinsurance costs.

Horace Mann’s property and casualty sales decreased slightly compared to the first quarter of 2013, primarily due to a decline in property new business. Policy retention continues to be strong with the auto policy retention rate for the current period at 85% and the property policy retention rate at 89%, both comparable to a year ago.

Annuity Segment

Annuity segment net income of $12.3 million for the three months ended March 31, 2014 increased $1.2 million compared to the same period in 2013. The first quarter annualized net interest spread of 214 basis points on fixed annuity assets reflected continued solid investment portfolio performance and increased security prepayment activity. The favorable net interest spread, accompanied by the increase in fixed annuity assets under management, resulted in the net interest margin increasing 14% compared to the first quarter of 2013. The deferred policy acquisition costs unlocking in the current quarter had a minimal impact on annuity segment net income compared to a $1.6 million pretax positive impact in the prior year. Total annuity assets under management of $5.4 billion increased 10% compared to March 31, 2013, and total cash value persistency remained strong at approximately 95%.

For the three months ended March 31, 2014, annuity deposits of $100.3 million increased 11% compared to the prior year period, primarily due to an increase in the amount of single premium and rollover deposits received in the current period. For the quarter, recurring deposit receipts also exceeded the prior year amount.

Annuity sales by the company’s agency force increased 21% and annuity sales from the supplemental independent agent distribution channel increased 7%, compared to the first quarter of 2013. As a result, Horace Mann’s total annuity sales for the current quarter increased 19%, reflecting the increase in single premium and rollover deposits noted above.

Life Segment

First quarter life segment net income of $3.9 million decreased $0.4 million compared to the same period in 2013. In the current period, mortality losses were higher than anticipated, partially offset by an increase in investment income.

For the first quarter of 2014, life segment insurance premiums and contract deposits of $22.8 million were comparable to a year earlier. Life persistency of 96% was also comparable to 12 months earlier. Horace Mann life sales increased modestly compared to the first quarter of the prior year.

Investment Results

Total net investment income of $83.0 million increased 7% compared to the three months ended March 31, 2013, reflecting continued strong performance in the fixed maturity and alternative investment portfolios accompanied by the effects of increased security prepayment activity. Pretax net realized investment gains were $1.7 million in the current quarter.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities of $376.2 million at March 31, 2014 increased 62% compared to the $232.5 million net unrealized gain at December 31, 2013, primarily due to the decline in interest rates during the current quarter. Net unrealized gains were $639.4 million at March 31, 2013.

Capital Management

During the first quarter of 2014, the company repurchased 136,976 shares of its common stock at an aggregate cost of $3.9 million, or an average price per share of $28.21, under its $50 million share repurchase program. As of March 31, 2014, the program had a remaining authorization of $24.5 million. There were 40,647,979 shares outstanding on March 31, 2014.

Webcast Conference Call

Horace Mann’s senior management will discuss the company’s first quarter financial results with investors and analysts on April 25, 2014 at 9:00 a.m. Eastern Time. The conference call will be webcast live on the Internet at investors.horacemann.com and archived later in the day for replay.

Horace Mann -- the largest national multiline insurance company focusing on educators' financial needs -- provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company's Annual Report on Form 10-K for the period ended December 31, 2013 and the company's past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements. The information contained in this press release includes financial measures which are based on methodologies other than United States generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the supplemental numerical pages of this release and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION
Financial Highlights (Unaudited)
(Dollars in Millions, Except Per Share Data)

	Three Months Ended
	March 31,
	2014	2013	% Change
EARNINGS SUMMARY

Net income	$28.4	$27.0	5.2%
Net realized investment gains, after tax	1.1	4.4	-75.0%
Operating income (A)	27.3	22.6	20.8%

Per diluted share:
Net income	$0.67	$0.66	1.5%
Net realized investment gains, after tax	$0.02	$0.11	-81.8%
Operating income (A)	$0.65	$0.55	18.2%

Weighted average number of shares
and equivalent shares (in millions) - Diluted	42.3	41.1	2.9%

RETURN ON EQUITY

Net income return on equity (B)	9.8%	8.7%	N.M.
Operating income return on equity excluding the fair value
adjustment for investments (A) (C)	10.8%	9.8%	N.M.

FINANCIAL POSITION

Per share (D):
Book value	$29.47	$31.81	-7.4%
Effect of the fair value adjustment for investments (E)	$5.20	$9.43	-44.9%
Book value excluding the fair value adjustment for investments (A)	$24.27	$22.38	8.4%

Dividends paid	$0.230	$0.195	17.9%

Ending number of shares outstanding (in millions) (D)	40.6	39.7	2.3%

Total assets	$9,083.5	$8,457.4	7.4%
Short-term debt	38.0	38.0	-
Long-term debt	199.9	199.8	0.1%
Total shareholders' equity	1,197.8	1,261.7	-5.1%

ADDITIONAL INFORMATION

Exclusive agencies (F)	629	620	1.5%
Employee agents (G)	93	129	-27.9%
Total	722	749	-3.6%

N.M.	- Not meaningful.
(A)	These measures are not based on accounting principles generally accepted in the United States ("non-GAAP"). An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company's reports filed with the SEC.
(B)	Based on trailing 12-month net income and average quarter-end shareholders' equity.
(C)	Based on trailing 12-month operating income and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(D)	Ending shares outstanding were 40,647,979 at March 31, 2014 and 39,667,063 at March 31, 2013.
(E)	Net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(F)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company ("Exclusive Agents"). Those agreements state that only the Company's products and limited additional third-party vendor products authorized by the Company will be marketed by the agencies. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.
(G)	Agents who have employee status with the Company and by contract market only the Company's products and limited additional third-party vendor products authorized by the Company.

HORACE MANN EDUCATORS CORPORATION
Statements of Operations and Supplemental Consolidated Data (Unaudited)
(Dollars in Millions)

	Three Months Ended
	March 31,
	2014	2013	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$175.4	$169.2	3.7%
Net investment income	83.0	77.4	7.2%
Net realized investment gains	1.7	6.9	-75.4%
Other income	1.1	1.1	-

Total revenues	261.2	254.6	2.6%

Benefits, claims and settlement expenses	112.0	112.7	-0.6%
Interest credited	43.1	41.4	4.1%
Policy acquisition expenses amortized	23.0	20.1	14.4%
Operating expenses	39.9	38.8	2.8%
Interest expense	3.5	3.6	-2.8%

Total benefits, losses and expenses	221.5	216.6	2.3%

Income before income taxes	39.7	38.0	4.5%
Income tax expense	11.3	11.0	2.7%

Net income	$28.4	$27.0	5.2%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty	$137.2	$131.9	4.0%

Annuity deposits	100.3	90.2	11.2%

Life	22.8	23.0	-0.9%

Total	$260.3	$245.1	6.2%

SEGMENT NET INCOME (LOSS)

Property & Casualty	$14.0	$10.2	37.3%

Annuity	12.3	11.1	10.8%

Life	3.9	4.3	-9.3%

Corporate and other (A)	(1.8)	1.4	N.M.

Net income	$28.4	$27.0	5.2%

N.M.	- Not meaningful.
(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
(Dollars in Millions)

	Three Months Ended
	March 31,
	2014	2013	% Change
PROPERTY & CASUALTY

Premiums written	$137.2	$131.9	4.0%
Premiums earned	143.9	137.9	4.4%
Net investment income	9.3	9.0	3.3%
Other income	0.2	-	N.M.
Losses and loss adjustment expenses (LAE)	95.0	96.4	-1.5%
Operating expenses (includes policy
acquisition expenses amortized)	39.8	37.7	5.6%
Income before tax	18.6	12.8	45.3%
Net income	14.0	10.2	37.3%

Net investment income, after tax	7.8	7.6	2.6%

Catastrophe costs (A)
After tax	4.1	3.7	10.8%
Before tax	6.3	5.7	10.5%

Prior years' reserves favorable (adverse)
development, before tax
Automobile	4.0	3.3	21.2%
Property	-	-	-

Total	4.0	3.3	21.2%

Operating statistics:
Loss and loss adjustment expense ratio	66.0%	69.9%	N.M.
Expense ratio	27.7%	27.3%	N.M.
Combined ratio	93.7%	97.2%	N.M.

Effect on the combined ratio of:
Catastrophe costs (A)	4.4%	4.2%	N.M.
Prior years' reserve development	-2.8%	-2.4%	N.M.

Combined ratio excluding the effects of catastrophe
costs and prior years' reserve development
("underlying combined ratio") (B)	92.1%	95.4%	N.M.

Policies in force (voluntary) (in thousands)	714	724	-1.4%
Automobile	480	486	-1.2%
Property	234	238	-1.7%

Policy renewal rate (voluntary) - 12 months
Automobile	84.6%	85.0%	N.M.
Property	88.9%	89.7%	N.M.

N.M.	- Not meaningful.
(A)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums. For the periods presented, there were no reinsurance reinstatement premiums.
(B)	These measures are not based on accounting principles generally accepted in the United States ("non-GAAP"). See footnote (A) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
(Dollars in Millions)

	Three Months Ended
	March 31,
	2014	2013	% Change
ANNUITY

Contract deposits	$100.3	$90.2	11.2%
Variable	32.5	30.3	7.3%
Fixed	67.8	59.9	13.2%
Contract charges earned	5.9	5.1	15.7%
Net investment income	55.8	51.3	8.8%
Interest credited	32.3	30.7	5.2%
Net interest margin (without realized investment gains/losses)	23.5	20.6	14.1%
Other income	0.6	0.7	-14.3%
Mortality loss and other reserve changes	(0.4)	(0.3)	33.3%
Operating expenses (includes policy
acquisition expenses amortized)	11.8	9.6	22.9%
Income before tax	17.8	16.5	7.9%
Net income	12.3	11.1	10.8%

Pretax income increase (decrease) due to
evaluation of:
Deferred policy acquisition costs	$(0.1)	$1.6	N.M.
Guaranteed minimum death benefit reserve	-	0.1	-100.0%

Annuity contracts in force (in thousands)	196	190	3.2%
Accumulated account value on deposit / Assets under management	$5,412.1	$4,927.3	9.8%
Variable	1,745.0	1,508.3	15.7%
Fixed	3,667.1	3,419.0	7.3%
Annuity accumulated value retention - 12 months
Variable accumulations	94.1%	94.3%	N.M.
Fixed accumulations	95.1%	95.5%	N.M.

LIFE

Premiums and contract deposits	$22.8	$23.0	-0.9%
Premiums and contract charges earned	25.6	26.2	-2.3%
Net investment income	18.1	17.3	4.6%
Other income	0.3	0.4	-25.0%
Death benefits/mortality cost/change in reserves	16.6	16.0	3.8%
Interest credited	10.8	10.7	0.9%
Operating expenses (includes policy
acquisition expenses amortized)	10.6	10.4	1.9%
Income before tax	6.0	6.8	-11.8%
Net income	3.9	4.3	-9.3%

Pretax income increase (decrease) due to
evaluation of:
Deferred policy acquisition costs	$-	$-	-

Life policies in force (in thousands)	200	201	-0.5%
Life insurance in force	$15,241	$14,701	3.7%
Lapse ratio - 12 months
(Ordinary life insurance)	4.2%	4.3%	N.M.

CORPORATE AND OTHER (A)

Components of income (loss) before tax:
Net realized investment gains	$1.7	$6.9	-75.4%
Interest expense	(3.5)	(3.6)	-2.8%
Other operating expenses, net investment income
and other income	(0.9)	(1.4)	-35.7%
Income (loss) before tax	(2.7)	1.9	N.M.
Net income (loss)	(1.8)	1.4	N.M.

N.M.	- Not meaningful.
(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
(Dollars in Millions)

	Three Months Ended
	March 31,
	2014	2013	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized
cost 2014, $5,260.1; 2013, $4,736.2)	$5,599.1	$5,312.0	5.4%
Equity securities, at fair value
(cost 2014, $35.5; 2013, $5.5)	33.5	5.2	N.M.
Short-term investments	22.7	19.6	15.8%
Policy loans	140.7	135.7	3.7%
Other investments	61.6	53.6	14.9%
Total Annuity and Life investments	5,857.6	5,526.1	6.0%

Property & Casualty
Fixed maturities, at fair value (amortized
cost 2014, $770.9; 2013, $773.7)	799.3	831.7	-3.9%
Equity securities, at fair value
(cost 2014, $49.9; 2013, $47.6)	60.7	53.5	13.5%
Short-term investments	16.6	0.7	N.M.
Other investments	30.9	-	N.M.
Total Property & Casualty investments	907.5	885.9	2.4%

Corporate investments	36.2	14.1	156.7%

Total investments	6,801.3	6,426.1	5.8%

Net investment income
Before tax	$83.0	$77.4	7.2%
After tax	55.7	52.1	6.9%

Net realized investment gains
Before tax	$1.7	$6.9	-75.4%
After tax	1.1	4.4	-75.0%
Per share, diluted	$0.02	$0.11	-81.8%

N.M.	- Not meaningful.

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